Exhibit 14.1

INDEPENDENT AUDITORS’ CONSENT

The Supervisory Board
DaimlerChrysler AG:

We consent to the incorporation by reference in the registration statement (No. 333-13160) on Form F-3 of DaimlerChrysler North America Holding Corporation and the registration statements on Form S-8 (Nos. 333-5074, 333-7082, 333-8998, 333-86934 and 333-86936) of DaimlerChrysler AG of our report dated February 18, 2004, with respect to the consolidated balance sheets of DaimlerChrysler AG as of December 31, 2003 and 2002, and the related consolidated statements of income (loss), changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 20-F of DaimlerChrysler AG. Our report refers to the change in DaimlerChrysler’s method of accounting for stock-based compensation in 2003 and DaimlerChrysler’s adoption of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities - an interpretation of ARB No. 51,” in 2003 and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” in 2002.

KPMG Deutsche Treuhand-Gesellschaft AG

Stuttgart, Germany
February 19, 2004